CONFIDENTIAL

Number:

     OPERATING AGREEMENT



OPENING NIGHT ENTERPRISES LIMITED LIABILITY COMPANY
(A California Limited Liability Company)



Total
Offerin
g
Minimum of
$20,000,000
Maximum of
$50,000,000

[4,000 Units (Minimum) to 10,000 Units
(Maximum) to be sold]

In LLC membership interests of

OPENING NIGHT ENTERPRISES, LIMITED LIABILITY
COMPANY

(The Offering)



Offering Price

$5,000 per Unit of LLC Membership Interests

*
THE SECURITIES OFFERED HEREBY ARE
SPECULATIVE AND IN VOLVE A HIGH DEGREE
   OF RISK AND SHOULD NOT BE PURCHASED BY
   ANYONE WHO CANNOT AFFORD THE LOSS OF THE
   ENTIRE INVESTMENT.


THE DATE OF THIS OPERATING AGREEMENT IS
MAY 1, 2017

THE INFORMATION IN THIS DOCUMENT OR ANY OTHER DOCUMENT
SUBMITTED TO INVESTORS IN CONNECTION WITH THIS OFFERING, AND WHETHER SUCH DISCLOSURE IS ADEQUATE AND WHETHER THESE
SECURITIES ARE EXEMPT FROM REGISTRATION, HAS NOT BEEN REVIEWED OR PASSED UPON BY THE SECURITIES AND EXCHANGE COMMISSION OR
ANY OTHER REGULATORY AGENCY, NOR HAS ANY SUCH AGENCY PASSED
UPON THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY OR ANY REPRESENTATION THAT ANY REGULATORY AGENCY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OPERATING
AGREEMENT IS A CRIMINAL OFFENSE. THE MEMBERSHIP INTERESTS BEING OFFERED ARE SPECULATIVE SECURITIES THAT INCLUDE A HIGH DEGREE OF RISK. ACCORDINGLY, THE OFFERING IS SUITABLE ONLY FOR PERSONS
WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT.

THE INTERESTS EVIDENCED BY THIS OPERATING AGREEMENT (THE INTERESTS ) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 1933 ACT ), OR UNDER ANY STATE SECURITIES LAWS. THESE INTERESTS MAY ONLY BE ACQUIRED FOR THE PURCHASER'S OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.

THIS AGREEMENT, TOGETHER WITH ITS ATTACHED EXHIBIT AND RELATED
PAPERS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION
OF AN OFFER TO BUY, AND, UNTIL FULLY EXECUTED BY ALL PARTIES,
SHALL NOT BE ENFORCEABLE OR OTHERWISE BIND ANY PARTY.

THE INTERESTS ARE CONSIDERED 'SECURITIES' FOR PURPOSES OF FEDERAL AND CERTAIN STATE SECURITIES LAWS. THE OFFER AND SALE OF THE INTERESTS WILL BE MADE TO INVESTORS ONLY IN SUCH A MANNER THAT THEY WILL BE DEEMED TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT PURSUANT TO SECTION 3(b)(2) OF THE 1933 ACT AND REGULATION A PROMULGATED THEREUNDER.

THE MANAGERS RESERVE THE RIGHT TO REJECT ANY PURCHASE OFFER IN WHOLE OR IN PART (NO FUNDS WILL BE ACCEPTED FROM ANY REJECTED PURCHASER). THIS OFFERING MAY BE ALTERED OR AMENDED BY THE MANAGERS BUT ONLY INSOFAR AS TO NOT DEROGATE FROM THE FINANCIAL INTERESTS OR RIGHTS OF ANY MEMBER. FURTHER, ANY SUCH AMENDMENT MUST NOT VIOLATE ANY APPLICABLE LAW, RULE OR COURT ORDER, AND MUST MAINTAIN THE EXEMPTION SET FORTH ABOVE.

NO OFFERING LITERATURE SHALL BE EMPLOYED IN THE OFFERING OF THESE INTERESTS EXCEPT FOR THIS OPERATING AGREEMENT AND ENCLOSED OFFERING CIRCULAR, AND NO PERSON HAS BEEN AUTHORIZED TO MAKE OR TO GIVE ANY OTHER REPRESENTATIONS. ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED IN OR OBTAINED PURSUANT TO THE TERMS OF THIS OPERATING AGREEMENT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE MANAGERS OR FOR ANY OTHER REASON.

ALL RELEVANT DOCUMENTS IN THE POSSESSION OF OR REASONABLY
AVAILABLE TO THE MANAGERS NECESSARY TO VERIFY THE ACCURACY OF
THE INFORMATION FURNISHED IN THIS OPERATING AGREEMENT HAS OR
WILL BE MADE AVAILABLE TO THE OFFEREEUPON REQUEST.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF
THIS AGREEMENT OR ANY PRIOR OR SUBSEQUENT COMMUNICATION FROM THE COMPANY, THE MANAGERS, THEIR AFFILIATES OR ANY
PROFESSIONAL ASSOCIATED WITH THIS OFFERING, AS LEGAL, TAX OR INVESTMENT ADVICE. EACH INVESTOR SHOULD CONSULT WITH AND RELY UPON HIS/HER OR ITS OWN PERSONAL COUNSEL, ACCOUNTANT AND/OR OTHER ADVISORS AS TO LEGAL, TAX AND/OR ECONOMIC IMPLICATIONS OF THE INVESTMENT DESCRIBED IN THE OPERATING AGREEMENT AND ITS SUITABILITY FOR HIM, HER OR IT. NO REPRESENTATION OR WARRANTY IS OR CAN BE MADE AS TO THE ECONOMIC RETURN THAT MAY ACCRUE TO A MEMBER. THERE MAY BE NO TAX BENEFITS FROM AN INVESTMENT IN THE COMPANY (EVEN IN THE CASE OF A LOSS) AND ANY INVESTMENT SHOULD BE MADE SOLELY FOR ECONOMIC REASONS. CERTAIN INVESTORS MAY BE ABLE TO OFFSET LOSSES AGAINST CERTAIN INVESTMENT GAINS AT CERTAIN TIMES, HOWEVER NO MEMBER SHOULD DEEM NOR RELY ON
ANY STATEMENT HEREIN AS TAX ADVICE. MEMBERS ARE ADVISED TO CONSULT A TAX ACCOUNTANT REGARDING THE TAX REPERCUSSIONS OF THIS INVESTMENT.


OPENING NIGHT ENTERPRISES, Limited Liability Company
TABLE OF CONTENTS




Article  I
ORGANIZATION
4
Article II
GENERAL DEFINITIONS
5
Article Ill
CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS
7
Article IV
COMPANY FUNDS
8
Article V
CERTAIN BUSINESS PREDICTIONS AND CUSTOMS ON A MOVING FORWARD
BASIS
9
Article VI
ALLOCATIONS AND DISTRIBUTIONS OF THE COMPANY
9
Article VII
RIGHTS, POWERS AND OBLIGATIONS OF THE MANAGERS
10
Article VIII
TRANSFERS OF MEMBERSHIP INTERESTS
12
Article IX
REPORTS AND TAX MATTERS
13
Article X
DISSOLUTION AND TERMINATION
15
Article XI
POWER OF ATTORNEY
15
Article XII
MISCELLANEOUS PROVISIONS
16

EXHIBITS:

CERTAIN BUDGETS



OPERATING AGREEMENT
OPENING NIGHT ENTERPRISES LIMITED LIABILITY
COMPANY

OPERATING AGREEMENT ( Agreement ), made and entered into as of MAY 1, 2017 by these persons who have executed this Agreement or a counterpart hereof. The parties hereto, intending to be legally bound, agree as follows:

Article I
ORGANIZATION

A.	FORMATION OF LIMITED LIABILITY COMPANY
The Managers (as hereinafter defined) have organized a limited liability company (the Company ) pursuant to the California Limited Liability Company Act.

B.	NAME
The business of the Company shall be conducted under the name of Opening Night Enterprises Limited
Liability Company.

C.	PRINCIPAL OFFICE AND REGISTERED OFFICE
The principal and registered office of the Company be located at 80 West Sierra Madre Boulevard, Suite
141, Sierra Madre. California, 91024. The Managers may, within their sole and unrestricted discretion, change the principal or registered office of the Company.

D.	PURPOSE
The purpose of the Company is to produce a television series (the Series ) entitled OPENING NIGHT wherein during thirteen weekly episodes, portions of three (3) new dramatico-musical stage works are presented for a television audience. The Managers? current plan is that such audience shall be national throughout the United States. The Managers hope that the series will generate interest in the shows presented among stage audiences. It is expected that the Company shall thereafter utilize the funding raised hereunder to produce one or more of the three musicals presented in professional stage production(s) (the Stage
Productions ).

E.	FISCAL YEARS
The fiscal year of the Company shall be the calendar year.

F.	TERM AND CAPITALIZATION
The term of the Company commenced as of the date of the filing of the Articles of Organization in the California Department of State. The Company may cease raising further monies at such time as the aggregate contributions of Members hereunder (n the aggregate with any loans contributed towards the capitalization of the Company) equal at least Twenty
Million Dollars ($20,000,000) (the  Minimum
Capitalization ). The Managers shall not be precluded from continuing to obtain additional funds from Members until the Company is able to raise a Maximum Capitalization of no more than Fifty
Million Dollars ($50,000,000) has been paid in. The actual capitalization raised by the Company hereunder (the Original Capital or the Capitalization ) shall be raised, if ever, prior to 31 December, 2021, or, if the Series has begun to air prior to such time, until the last episode of the Series has aired, and shall equal an amount no greater than the Maximum Capitalization and no less than the Minimum Capitalization.

Notwithstanding anything herein to the contrary, the Company may accept loans, promissory notes, sponsorship, amounts earned as a result of the Series, either from studio(s), network(s), production company(s) and/or advertisers, or other financing at any time which may count towards or constitute part of the Minimum Capitalization or the Original Capital, and nothing shall prohibit the acceptance of loans or other non-equity financing after the Maximum Capitalization has been paid in.
Loans shall be repaid prior to any recoupment of contributions by Members, pursuant to the terms of
Article Vl (A)(2).

By their signature to the Subscription Agreement attached to this Agreement, Members have the choice of authorizing the Managers to expend any or all of their capital contributions on an immediate use basis, i.e., prior to the Minimum Capitalization having been contributed. Accordingly, such contributions may be spent, prior to the Company reaching the Capitalization, for any proper purpose of the Company, pursuant to the terms of the Immediate Use Authorization signed by the Member.

If the Capitalization is not raised by the deadlines set forth above, all unspent monies contributed hereunder shall be returned to the investors pursuant to Article IV hereof.

The term of the Company shall terminate in accordance with Article X.

G.	DECISIONS
The Managers shall make all decisions with respect to the Company including, without limitation, the production of the Musical, creative, operational, financial, managerial or otherwise, in their sole discretion.

H.	INCORPORATION BY REFERENCE
Upon execution, the terms of the attached
Subscription Agreement shall be incorporated herein by reference.

Article II
GENERAL DEFINITIONS

As used in this Agreement, the following terms when capitalized shall have the meaning set forth in this Article. For purposes of this Agreement, the term person shall include individuals, corporations, associations, partnerships, limited liability companies, trusts, estates and other bodies and entities.

A.	ACT
Act shall mean the California Liability Company Law, as now in effect or as hereafter amended or revised.

B.	COMPANY
Company shall mean OPENING NIGHT ENTERPRISES Limited
Liability Company, the limited liability company formed by the filing of the Certificate of Formation.

C.	GROSS RECEIPTS
 Gross Receipts shall be deemed to mean all sums derived by and belonging to the Company from any and all sources (but not including Membership contributions or Loans, or any other funding, including payments from studio(s), network(s) and/or advertiser(s), which are used towards the Capitalization hereunder) including, without limitation, (i) television revenues or income,
(ii) from its stage presentations of each Musical, inclusive of ancillary income such as commercial use products, and albums, (ii) from the disposition or exploitation of any of its rights in each Musical, including subsidiary rights, tours, films (to the extent that such rights are obtained from the authors) and other derivatives or (iii) from the disposition of its physical assets or other properties, and the return of any bonds or other recoverable items.

D.	MANAGERS
 Managers  shall mean Charles Jones II Enterprises,
Inc., Kristin Chenoweth and Regina Dowling, as well as any other Managers appointed by the afore-named
Managers or subsequent Managers pursuant to the terms hereof.

E.	MEMBERS
Members shall mean investors in the Company to the extent of their contribution(s) hereunder. All investors are required to execute this Agreement prior to being admitted as a Member, as a condition of investment. The Managers reserve the right to reject any potential Member and in such case no monies shall be accepted from the rejected party.

F.	MEMBERSHIP  INTEREST
Membership Interest shall mean, with respect to a Member, the value of ownership interest in the Company of such Member, such value being equal to the contribution made to the Company herewith.
Membership Interests also will be expressed in units of $5,000 each ( Units ). Members shall have the right to purchase multiple Units.

Members shall be responsible for paying all taxes in respect of their Membership Interest, including, but not limited to, (1) federal income taxes resulting from increases to a Member's Capital Account in respect to a given tax year and (2) federal income taxes resulting from distributions made by the Company to that Member in a given year to the extent such distributions exceed the Member's adjusted basis in the Company (that is, the taxable value of the Member's Capital Account) for that year.

G.	OFFERING
Offering shall mean the sale of Membership Interests hereunder.

H.	PROPERTY
 Property shall mean, at any time, all property, whether real or personal, assets or rights owned or held by or on behalf of the Company at a given time.

I.	OTHER EXPENSES
 Other Expenses shall be deemed to mean all expenses of whatsoever kind or nature, other than those referred to as Running Expenses (as defined herein) or Production Expenses (as defined herein), incurred in or in connection with or by reason of the operation of the business of the Company, including, without limitation, litigation, collection, insurance, maintenance of copyrights and other intellectual property, repairs, Company overhead, and payment to Company personnel (including attorneys and accountants) which such engagements or expenses are not associated with a given theatrical or television production (e.g., do not appear on the production or running costs budget). There shall be no Other Expenses incurred which are not customary, arms-length, reasonable and directly related to and necessary for the operation of the Company.

J.	PRODUCTION EXPENSES
 Production Expenses shall be deemed to mean the total expenses, charges and disbursements of whatever kind incurred by the Company directly in connection with any production of the Series and Stage
Production(s), as such appear on the official budgets of same, including without limitation, costs of building and installing any physical properties;
advances and other up-front payments to personnel;
acquisition of rights; prior advertising, publicity and marketing costs; and any and all other reasonable, customary and standard expenses usually included in the term Production Expenses.
There shall be no Production Expenses incurred which are not reasonable or which do not appear as a budgetary item of the final budget for the applicable production of the Television Series and each Musical presented by the Company. Certain budgets are attached hereto as exhibits. These are subject to change but not so as to change the Minimum
Capitalization or the Maximum Capitalization.

K.	RUNNING EXPENSES
 Running Expenses shall be deemed to mean all expenses, charges and disbursements of whatsoever kind actually incurred as running expenses of any production of the Series and Stage Production(s) presented by the Company, and directly incurred by the Company (that is, not paid for by another party) including, without limitation, royalties, salaries for services rendered, rentals, advertising, publicity and promotion expenses incurred on a weekly or monthly (or other periodic) basis during production or exhibition (or presentation) (Certain applicable budgets are attached hereto as exhibits).

Article Ill
CAPITAL CONTRIBUTIONS AND CAPITAL
ACCOUNTS

A.	CONTRIBUTIONS OF MEMBERS
Each of the parties signing a Subscription Agreement as a Member shall contribute to the capital of the Company the respective sum set forth on the Subscription Agreement executed by such Member. Cash contributions shall be held in a special segregated bank account and may be expended by the Managers on behalf of the Company only as authorized in this Agreement.

B.	NO OBLIGATION TO ACCEPT MEMBERS
All offers to subscribe to Membership Interests are subject to acceptance by the Managers.

C.	PAYMENT FROM MANAGERS' SHARE OF NET PROFITS
Without limiting the provisions of the above, the Managers have the right for any reason whatsoever to pay to certain Members, persons rendering services to the Company, and/or any other party or parties, an additional participation but solely from the Managers' share of Net Profits of the Company.

D.	CAPITAL ACCOUNTS
The Company shall maintain separate capital accounts for each Member. The capital account of each Member shall be credited with his or her capital contributions (at net fair market value with respect to contributed Property) and shall be appropriately adjusted to reflect each Member's relative allocations
(determined by relative Membership Interest held) of profits, gains, losses, deductions, the net fair market value of distributions made from the Company and such other adjustments as shall be required by the Internal Revenue Code of 1986 704(b) and the regulations promulgated thereunder. See Article IX for further tax information and terms.

E.	LIMITED   L I A B I   LI  T  Y
The Members shall not have any personal liability for liabilities or obligations of the Company except to the extent of their capital contribution hereunder, and the Members shall not be required to make any further or additional contribution to the Company or to lend funds to the Company for any purpose.
Notwithstanding anything to the contrary in the foregoing, a Member shall indemnify and hold harmless the Company and each Member from any liability or loss incurred by virtue of the assessment of any tax with respect to such Member's allocable share of the profits or gain of the Company.

F.	LOANS
If the Managers believe that additional funds are necessary for the carrying on of Company affairs, they shall have the right, in their sole discretion, to borrow in the Company's name the amount which they deem necessary, on such terms as they in their sole discretion shall determine, if the terms thereof (including interest) are reasonable, prudent, and customary. The Company, pursuant to Vl
(A) shall repay monies borrowed.

G.	NO INTEREST ON OR RIGHT TO WITHDRAW CAPITAL
CONTRIBUTIONS
No interest shall be paid by the Company on capital contributions or on the balance in any capital account and no Member shall have the right to withdraw his or her capital contribution or to demand or receive a return of his or her capital contribution.

H.	PROHIBITION AGAINST SECURITIZATION
A Member shall not have the right to pledge its Membership Interest or any portion thereof, or any other right or benefit hereunder, as collateral or to otherwise secure any note or obligation.

Article
IV
COMPANY
FUNDS

The Managers shall open and maintain in the name of the Company a special bank account or accounts in designated as the OPENING NIGHT ENTERPRISES, Limited Liability
Company account in which shall be deposited all of the capital of the Company and no other funds. All monies received from the Offering of Membership Interests hereunder shall be held in this special bank account in trust until actually employed for the Television Series and Stage Productions or until returned or distributed to the Members pursuant to the terms hereof. In any event, the funds held in such account shall be used solely for the business of the Company. This account shall not be co-mingled or cross collateralized with other account(s) and shall be segregated.

If the Minimum Capitalization is not reached on a timely basis pursuant to the terms set forth in Article l(F), or the Offering is otherwise terminated prior to the Minimum being secured, the Managers will refund unspent contributions, first to those Members who did not authorize immediate use and thereafter, if any unspent contributions remain, to those Members who agreed to immediate us, on a pro-rata basis. It is understood that the Managers shall not be obligated to return any contributions from their own assets, and thus Members authorizing immediate use risk the loss of all or a part of the amounts they contributed.

Subject to the provisions of this Agreement, all funds received by the Company shall be utilized for Company purposes as determined by the Managers in the best interest of the Company. Subject to the terms hereof, the Managers or their designee(s) shall have the right to draw checks payable in such funds and make, deliver, accept and endorse negotiable instruments in connection with the Company's business.

Article V
CERTAIN BUSINESS PREDICTIONS AND CUSTOMS ON A MOVING FORWARD
BASIS

A.	RUNNING COSTS
It is expected that the Company will not incur the obligation to pay Running Costs. Usually, a studio, production company or network would pay the Running
Costs of the Series. Further, it is expected that Running Costs of a Stage Production will be paid for by the gross weekly box office receipts, that is, ticket revenue.

B.	LICENSING
	It is expected that the Company may earn a large potential revenue from licensing. Licensing may include a disposition of rights to an entity of which one or more of the principals and/or owners is or are a Manager(s). If the Company licenses its rights to a musical (and/or its physical properties, designs or other assets or properties) to a third party, the Company will receive a customary license fee (which may be a share of ticket revenue, net profits, an upfront payment and/or other monetary stream). The
Company will not incur Production or Running Expenses with respect to any production capitalized and presented by a third party pursuant to a license.

C.	SUBSIDIARY   PARTICIPATION
It is expected that the Company, as the presenter of each Stage Production(s), shall be entitled to a participation, expressed as a percentage of receipts
(gross net of licensing and/or other agent(s) commission(s) of the Authors' future income from the disposition of rights in and to the Musical(s) to third parties, expected to occur following the expiration of the Company?s rights. The participation of this Company shall depend on the number of performances of the Stage Production(s) presented by the Company. Any amounts inuring to the Company as a result of such subsidiary participation shall constitute Gross Receipts, and shall be distributed according to the terms herein.

D.	MANAGERS'   COMPENSATION
The producers (which may include one or more
Managers) may receive a producer royalty (which may be a share of gross weekly box office receipts) and other customary payments in connection with Stage
Production(s), in accordance with theater industry custom and the Stage Production Running Costs budget(s).

Article VI
ALLOCATIONS AND DISTRIBUTIONS OF
THE COMPANY

A.	Gross Receipts realized and actually received by the
Company from all sources, as well as any underage sums (for example, if, because fewer Stage
Productions were produced than expected, and, as a result, the entire Original Capital was not needed for expenditure) shall be applied as follows and in the following order of priority:

1.	First, to the payment of Other Expenses, if any
(it is not expected that the Company shall be liable or otherwise obligated to pay for Production or Running Expenses).

2.	Second, to the repayment of any loans to the
Company, plus any interest thereon.

3.	Third, to the establishment of a cash reserve
(distributable cash held back, or accumulated) in an amount determined by the Managers in their sole reasonable discretion from time to time, for anticipated Other Expenses, debts, liabilities, expenses and working capital. Such reserve shall not be held for more than one year and shall not exceed Five Percent (5%) of Gross
Receipts.

4.	Gross Receipts remaining after the deductions set
forth in subsections 1, 2, and 3 above shall be characterized as Net Cash Flow. Net Cash Flow shall be distributed to each Member in the same proportion as his or her contribution bears to the aggregate amounts raised from all Members in the aggregate, until such time as each Member has recouped 100% of his or her contribution to the Company ( Recoupment ).

5.	Next, after Recoupment, Net Cash Flow, if any,
shall be deemed Net Profits .   An amount equal
to 50% of Net Profits shall be divided among the Members of the Company, with each such Member receiving that portion thereof as its contribution bears to the amounts raised in the aggregate from Members.

B.	DISTRIBUTIONS
If and so long as any amounts are payable to the Members pursuant to the foregoing, the Company shall seek to pay such amounts within sixty (60) days after the end of each calendar quarter with respect to any amounts payable for such quarter.

C.	AUDIT AND STATEMENT
The Company?s financial reports shall accompany all distributions to the Members from the Company so as to explain the accompanying distribution or lack thereof.
For a period of eighteen (18) months after the delivery of a given financial statement, a Member may, during reasonable business hours and upon fourteen
(14) days written notice to the Company and at the Member's expense, audit the books and records of the Company in order to verify the accuracy thereof. The applicable Member shall deem any statement in respect of which such an audit does not occur within such 18-month period accepted and approved in its entirety.
Notwithstanding the above, the cost of such audit shall be at the Company's expense if, and only if, such audit uncovers that the distribution in respect of the (or any) statement(s) to which such audit relates was in an amount which was 10% or more lower than the amount due to the Member. If such audit reveals that there was a discrepancy in Company's favor between the amount actually paid to the Member and the amount owed to the Member, the Member shall immediately remit payment to the Company in the amount of such discrepancy.

Article VII
             RIGHTS, POWERS AND OBLIGATIONS OF THE
MANAGERS

A.	MANAGEMENT AND CONTROL IN GENERAL
The Managers shall have full and exclusive power to manage and control the business and affairs of the Company and to designate such powers. The Members shall have no right to act on behalf of or bind the Company. The Members shall have no power to appoint or remove any Manager except as specifically allowed by law. The Managers shall have all the rights, powers and obligations of a manager as provided in the Act and as otherwise provided by law, and any action taken by a Manager shall constitute the act of and serve to bind the Company. In dealing with a Manager (or a principal of a Manager), no persons shall be required to inquire into, and all persons are entitled to rely conclusively on, the authority of such Manager to bind the Company.

B.	NUMBER AND APPOINTMENT OF MANAGERS
1.	A Manager may resign at any time upon prior
written notice to the Company. In the event
(a) of a vacancy in the position of Manager by any reason, including resignation, removal, death or bankruptcy, or (b) that the Managers wish to appoint additional Managers, a successor or additional Manager may be appointed by the remaining Managers, if any, if the Managers choose to do so, subject to the unanimous approval of the remaining
Managers. The Managers must first make
arrangements to replace a vacating Manager if the vacancy results in there being no Managers remaining.

2.	A Manager shall not be required to be a Member of
the Company or a resident of any particular state.

3.	The removal or resignation of any person or
entity who is a Manager by any means shall not dictate the removal of that person or entity as a Member if that person or entity is a Member.

4          The initial number of Managers shall be
three (3).

C.	ACTION AND DECISIONS BY MANAGERS
Managers may act and/or make decisions according to any process or voting procedure they agree upon in writing. Unless and until any such process or procedure is thereby agreed upon, and subject to the other provisions this Agreement, no decision or act by the Managers shall require written resolutions or other instruments memorializing.

D.	COMMITMENT OF MANAGERS
A Manager shall not be required to devote full time to the affairs of the Company and shall devote such time to Company affairs, as it deems necessary in its sole and unrestricted discretion to manage and supervise the operations and business of the Company. Nothing contained in this Agreement shall preclude the employment by a Manager, on behalf of and at the expense of the Company, of it or any agent or third party to operate and manage all or any portion of the business or to provide any service relating to the business, subject to the control of the Managers. The Managers may, on behalf of the Company, engage one or more affiliates to render services to the Company, provided that any such engagement shall be upon terms and conditions no less favorable to the Company than could be obtained from an independent third party. Neither the Company nor any of the Members shall have, as a consequence of the relationship created hereby, any right in or to any income or profits derived by the Managers or an affiliate of a Manager from any business arrangements with the Company that are consistent with this Section.

E.	OTHER ACTIVITIES
Each Manager, any principal or affiliate of any Manager, and any Member may engage in or possess an interest in other business ventures or investments of any kind, independently or with others, including but not limited to ventures engaged in owning, operating or managing businesses or properties similar to those businesses or properties owned or operated by the Company. Company services need not be full-time.
The fact that a Manager, a principal of a manager, any affiliate of a Manager, or any Member may avail itself of such opportunities, either by itself or with other persons, including persons in which it has an interest, and not offer such opportunities to the Company or to any Member or Manager, shall not subject such party(s) to liability to the Company or to any other party on account of lost opportunity.
Neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such opportunities, or to the income or profits derived therefrom, and the pursuit of such opportunities, even though competitive with the business of the Company, shall not be deemed wrongful or improper or in violation of this Agreement.

F.	TITLE TO PROPERTY
Title to Property shall be taken in the name of the Company or in the name or names of a nominee or nominees designated by the Managers.

G.	LIABILITY OF A MANAGER
The Managers and any affiliate of any Manager, and their respective officers, shareholders, controlling persons, directors, agents and employees, shall not be liable, responsible or accountable in damage or otherwise to the Company or to any of the Members, their successors or permitted assigns, arising out of activities taken in connection with Company business, except by reason of acts or omissions constituting gross negligence or willful misconduct. Any action taken in good faith in reliance upon and in accordance with the advice or opinion of professional counsel shall be conclusively deemed not to constitute gross negligence or willful misconduct.

H.	INDEMNIFICATION
The Company shall indemnify, defend and hold harmless any person (the Indemnified Party ) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, case, claim, suit or proceeding, whether civil, criminal, administrative or investigative, against losses, damages, fees or other expenses actually and reasonably incurred by it by reason of any acts, omissions or alleged acts or omissions arising out of the Indemnified Party's activities as a Member or Manager, or as an officer, shareholder, director, agent or employee of a Member or Manager, on behalf of the Company or in furtherance of the interests of the Company, so long as the Indemnified Party did not act in a manner constituting gross negligence or material, willful misconduct (no reliance on the advice of professional advisor(s) shall constitute such misconduct or negligence). The termination of any action, suit or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Indemnified Party's conduct constituted gross negligence or willful misconduct.

Article VIII
TRANSFERS OF MEMBERSHIP INTERESTS; ADMISSION OF NEW
MEMBERS

A.	TRANSFER OF INTERESTS

1.	If a Member shall die, his or her executors
or administrators, or, if he or she shall become legally incapacitated, his or her committee or other representative, shall have the same rights that said Member would have had, and the share of such Member in the assets of the Company, until the termination of the Company, shall be subject to all of the terms and conditions of this Agreement.

2.	The Company shall not be bound by any
assignment of all or any portion of the
interest of a Member unless the Managers consent thereto in writing. The Managers shall not be obligated to give any consent to any such assignment, and if they do give any such consent in one instance, it shall not operate to prevent the Managers from withholding consent to any other assignment.

3.	A Member may freely assign its rights to
receive monies hereunder. Such assignment shall not relieve the Member from any obligations hereunder or pursuant to applicable law. Such assignment shall not entitle the assignee to any voting or other rights, nor shall such assignee be or be appointed as a Member.

B.	ADMISSION OF MEMBERS
Subject to the consent and approval of the Managers, and pursuant to the other terms of this Agreement, Members shall be admitted to the Company through the purchase of Membership Interests. A Member's contribution may, upon the approval of the Managers, consist of (i) non-cash property, including, without limitation, real property, or services, provided that such property or services are valued at their fair market value or (ii) a secured note payable at a date certain. The decision as to whether to accept any contribution from any prospective Member belongs to the Managers in their reasonable discretion.

C.	RESTRICTIONS ON HOLDING AND TRANSFER OF MEMBERSHIP
INTEREST Notwithstanding anything else herein, no Member shall hypothecate, sell, assign, transfer or otherwise dispose of Membership Interests which would result, on the part of the assigning Member or the Company, in a violation of any federal or state law, rule or regulation or other binding legal regime or precedent.

D.	DECISIONS AND MEETINGS
To the extent that Members are authorized to make decisions with regard to the Company pursuant to the limitations set forth in this Agreement and applicable law, they may do so pursuant to the written approval of the Members holding a majority of the Membership
Interests of the Company at a meeting in respect of which all Members and Managers are given no less than ten (10) days prior written notice and at which no less than half of the Membership Interests of the Company are present whether in person, by proxy, or telephonically. Such notice shall set forth the time and place of the meeting. If no place for the meeting is designated, the place of the meeting shall be the business office of the Company.

Article IX
REPORTS AND TAX MATTERS

A.	BOOKS, RECORDS AND REPORTS

1.	The Company shall show its assets, liabilities,
operations, transactions and financial
condition, and shall maintain accurate books, records and reports. The Company books and records may be kept under such permissible method of accounting as the Managers may determine. The Company books shall be maintained at the principal office of the Company.

2.	The Managers shall cause income tax returns for
the Company to be prepared and filed with the appropriate authorities. Within ninety (90) days after the close of each fiscal year of the Company, the Managers shall send to each person who was a Member at any time during such fiscal year such information as will be sufficient to prepare documents which may be required to be filed under relevant federal and state income tax laws.

B.	ALLOCATIONS OF GAIN  (NET   TAX   PROFITS) AND
LOSSES  ( NET    TAX LOSSES ) FOR TAX PURPOSES

1.	ALLOCATION OF NET TAX PROFITS
Net Tax Profits for each fiscal year will be allocated as follows:

a.	First, to the Members, until the cumulative
Net Tax Profits allocated pursuant to
this subsection 1(a) are equal to the
cumulative Net Tax Losses allocated to
them pursuant to Section 2(b), below, for all prior periods.

b.	Next, 50% to the Members in proportion to
their Membership Interest in the Company and 50% to the Managers.

c.	Notwithstanding the foregoing provisions of
this Section 1, to the extent that Net Tax
Losses were allocated to a Manager or a
Member in any year by reason of the
provisions of Section 2, Net Tax Profits for the current and subsequent years will be allocated to such Manager or Member until equal to the amount of Net Tax
Losses allocated to such Manager or Member pursuant to Section 2.

2.	ALLOCATION OF NET TAX LOSSES
Net Tax Losses for each fiscal year will be allocated as follows:

a.	First, to the Members until the cumulative
Net Tax Losses allocated pursuant to this subsection 2(a) are equal to the cumulative
Net Tax Profits allocated to them pursuant to Section 1(a), above, for all prior periods.

b.	Next, to the Managers until the cumulative
Net Tax Losses allocated pursuant to this subsection 2(b) are equal to the cumulative
Net Tax Profits allocated to them pursuant to Section 1(b), above, for all prior periods.

c.	Third, 50% to the Members in proportion to
their Membership Interest in the Company and 50% to the Managers.


C.	TAX MATTERS PARTNER
Charles Jones II Enterprises Inc. shall be the tax matters partner for purposes of Subchapter C of Chapter 63 of Subtitle F of the Internal Revenue Code
(Code '6221-3) and shall have the authority to exercise all functions provided for in said Act, or in regulations promulgated thereunder by Treasury, including, to the extent, permitted by such regulations, the authority to delegate the function of tax matters partner to any other person.
Charles Jones II Enterprises, Inc. shall be reimbursed for all reasonable expenses incurred as a result of its duties as tax matters partner.
Notwithstanding anything to the contrary in the above, at any time during the Company's existence the Managers may appoint a new tax matters partner.

Article X
DISSOLUTION AND TERMINATION

A.	DISSOLUTION OF THE COMPANY
The Company shall dissolve and be terminated upon the earlier of (1) the entry of a decree of judicial dissolution, (2) the written agreement of all parties who are Managers at such time, (3) the permanent cessation of all Company activities or (4) such time as the Company is required to be terminated or dissolved under the Act or other applicable state or federal law.

B.	LIQUIDATOR
1.	Upon dissolution of the Company, the Managers, or
such person as the Managers may designate, shall act as liquidator of the Company (in either case, the Liquidator ). The Liquidator shall have unlimited discretion to determine the time, manner and terms of any sale of property having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Liquidator shall distribute any proceeds received from the disposition of the property and any other assets of the Company in accordance with the provisions of Article VI.

2.	The Liquidator shall comply with all
requirements of the Act and other applicable law pertaining to the winding up of a limited liability company, following which the Company shall stand liquidated and terminated.

C.	SOURCE OF DISTRIBUTIONS
Each Member shall look solely to the assets of the Company for all distributions with respect to the Company, the return of his capital contribution thereto and his share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against any other Member or Manager.

Article XI
 POWER OF ATTORNEY

A.	POWER OF ATTORNEY
Each Member, by executing this Agreement or a counterpart hereof, does hereby irrevocably constitute and appoint the Managers, and any successor Manager of the Company, with full power of substitution, as such Member's true and lawful attorney in fact in his or her name, place and stead, to execute, acknowledge, swear to, deliver, file and record such documents which are now or may hereafter be required by law to be filed on behalf of the Company or are reasonably deemed necessary or desirable by the Managers to carry out fully the provisions of this Agreement in accordance with its terms, and which (1) are in no way inconsistent with the terms hereof and (2) do not lessen the interests, rights or entitlements of any Member.

B.	NATURE OF POWER OF ATTORNEY
The grant of authority in Article Xl (A) by each Member (1) is a special power of attorney coupled with an interest in favor of the Attorney-in-Fact and as such shall be irrevocable and shall survive the death or legal incapacity of the Member; (2) may be exercised for the Member by a facsimile signature of the Attorney-in-Fact; and (3) shall survive the assignment by the Member of all or any portion of his or her Membership Interest and be binding upon the assignee.

Article
XII
MISCELLANEOUS PROVISIONS

A.	NOTICES
All legal notices or other communications required
under this Agreement shall be in writing and shall
be considered as properly given if personally
delivered or if mailed by certified mail, or via
Federal Express, to such Member or Manager at his or
her address on the records of the Company.   A Member
may change his or her address for notice by giving notice in like manner. Any notice or other communication shall be deemed to have been given to, or received by, the appropriate party as of the date on which it is personally delivered or, if mailed, on the third business day after the date on which it is deposited in the United States mail, or if by Fed-Ex, on the day of delivery. If the time of notice is not during regular business hours, notice shall be deemed given as of the start of the next business day.

B.	GOVERNING   LAW/ARBITRATION
Any and all disputes or controversies arising out of, under, or in connection with this Agreement, its making, interpretation, validity, or the performance or breach thereof, shall be submitted to arbitration before a single arbitrator in Los Angeles, CA under the rules and regulations of the American Arbitration
Association and judgment upon the award may be entered in any court, state or federal, having jurisdiction thereof. The arbitrator shall be directed to award the prevailing party reasonable attorney's and arbitrations fees. The parties consent to the jurisdiction of the state (or federal, for federal claims) courts of the State of California for the purpose of enforcing this arbitration agreement and proceeding, and entry of judgment on any award. This Agreement shall be deemed made and to be performed in California and shall be construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

C.	SUCCESSORS AND ASSIGNS
This Agreement and all terms and provisions hereof shall be binding upon and shall inure to the benefit of the Members and their respective heirs, executors, administrators, successors and permitted assigns. Any person acquiring or claiming an interest in the Company, in any manner whatsoever, shall be subject to and bound by all the terms, conditions and obligations of this Agreement to which his or her predecessor in interest was subject or bound, without regard to whether such person has executed this Agreement or a counterpart hereof or any other document contemplated hereby. No person shall acquire an interest in the Company or become a Member thereof except as permitted by the terms of this Agreement.

D.	COUNTERPARTS
This Agreement may be executed in any number of identifiable counterparts, each of which, for all purposes, shall be deemed an original, and all of which constitute, collectively, one and the same
Agreement, in addition, this Agreement may contain more than one counterpart signature page and may be executed by the affixing of the signature of each of the Members to one of such counterpart signature pages, and all such counterpart signature pages shall be read as one and shall have the same force and effect as though all the signers had signed the same signature page.

E.	MODIFICATION TO BE IN WRITING
This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior negotiations, understandings and agreements in regard hereto. No amendment, modification or alteration of the terms hereof shall be binding unless the same is in writing and is affected in accordance with this Agreement.

F.	PARTITION
Each of the parties hereto irrevocably waives during the term of the Company any right that he or she may have to maintain any action for partition with respect to Company Property.

G.	GENDER AND NUMBER
Wherever from the context it appears appropriate, each term stated in either the singular and plural, and pronouns stated in either the masculine, the feminine or the neuter gender, shall include if appropriate, the singular, plural, masculine, feminine and neuter.

H.	HEADINGS
The captions in this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement. References in this Agreement to any Article or part of an Article are to the same contained in this Agreement.

I.	VALIDITY AND SEVERABILITY
If any provision of this Agreement contravenes any law and such contravention would thereby invalidate this Agreement, or if the operation of any provision hereof is determined by law, administrative regulation or otherwise to result in classification of the Company as an association taxable as a corporation for federal income tax purposes, or to make a Member generally liable for the obligations of the Company, then such provision is hereby declared to be invalid and severed from the remaining portion of this Agreement, and this Agreement shall be read and construed as though it did not contain such provision in a manner to give effect to the intention of the parties to the fullest extent possible.

J.	NO THIRD-PARTY RIGHTS
This Agreement and the covenants and agreements contained herein are solely for the benefit of the parties hereto and their affiliates. No other person shall be entitled to enforce or make any claims, or have any right pursuant to the provisions of the Agreement.

AGREED TO AND ACCEPTED BY:

CHARLES JONES II ENTERPRISES, INC






By: Charles Jones II, Authorized Signatory

EXHIBITS
CERTAIN BUDGETS

OPENING NIGHT ? TV Production Budget Worksheet
Name of Program
OPENING NIGHT ? TELEVISION SERIES
Number of TV Episodes & duration
PILOT AND THEN 12 EPISODES ? 1 HOUR IN LENGTH
Previous Funding
Development
$ 2,500
$ 2,500
Production
$ 2,500
$ 2,500

TV DEVELOPMENT / SCRIPT
Concept & Rights (All rights owned by Production Company)
$ 0.00

Research ? Musical Selection Committee
$ 20,000.00

Story / Script / Writers Fees
$ 5,000.00

Other (specify) REALITY PROGRAM DEVELOPMENT
$0.00

Development Subtotal

$25,000.00

TV PRODUCTION (PER EPISODE)
Producer Fees (total incl. EP)
$
100,000
Director Fees (total)
$
40,000
Presenters / Actors / Talent (UNION)
$
145,000
Production Staff & Crew (UNION)
$
100,000
Studio / Locations
$
100,000
Lighting and Sound design and operation
$
75,000
Wardrobe / Make-Up / Art Department
$
25,000
Travel/Accommodations/Living
$
75,000
Production Office / Admin
$
25,000
Scenery and Costume Design and Creation
$
75,000
Production Subtotal

$ 760,000.00

TV POST PRODUCTION (PER EPISODE)
Music & Copyright
$
50,000
Library Footage & Copyright
$
10,000
Film / Tape Stock
$
10,000
Picture Post Production
$
20,000
Audio Post Production
$
20,000
Titles/Graphics
$
10,000
Post Production Labor
$
50,000
Other (specify)
$

Post Production Subtotal

$ 170,000
?
OPENING NIGHT ? TV Production Budget Worksheet (pg 2 of 2)
TV MARKETING & ADMINISTRATION
Marketing / Delivery
$
20,000
Administration / Overheads
$
50,000
Legal
$
10,000
Insurance
$
10,000
Sundry (e.g. finance, ACC etc.)
$
10,000
Other (specify)
$

Marketing/Admin Subtotal

$ 100,000

Total Above The Line (Per Episode)
$ 320,000

Total Below The Line  (Per Episode)
$ 725,000
Contingency
$  100,000
Production Company Overhead
$  100,000

TOTAL COST PER EPISODE
$ 1,245,000.00

TOTAL TELEVISION PRODUCTION BUDGET (13 EPISODES)
$17,430,000.00

?
OPENING NIGHT ? MUSICAL Production Budget Worksheet (Off
Broadway)
Name of MUSICAL
ONE OF THREE SHOWS (EACH SHOW ESTIMATED AT SAME COST)
Number of Shows
32 SHOWS ? 4 Week Time Period Budget
Previous Funding
Production Development (Includes rehearsal expenses, director, choreographer and design costs for costumes, lighting, sound, scenery & props.)

$375,000.00
MUSICAL OPERATIONAL COST FOR 32 SHOWS (4 week)
Producer Fees (total incl. EP)
$
100,000
Author, Composer, Lyricist Royalty at 2% gross revenue for
each
$
70,000
Actors / Talent (UNION)
$
125,000
Production Staff & Crew (UNION)
$
150,000
Theater Rental
$
150,000
Costume Cleaning, Prop Maintenance
$
20,000
Wardrobe / Make-Up / Art Department (UNION)
$
60,000
Air Travel/Accommodations/Living
$
75,000
Orchestra Conductor and Musicians
$
160,000
Travel/Load-in of Equipment by Stagehands
$
60,000
Production Subtotal

$ 970,000.00
MUSICAL MARKETING & ADMINISTRATION - 32 SHOWS (4 Week Period)
Marketing/Delivery/Publicist
$
25,000
Administration/Overheads
$
50,000
Legal & Insurance
$
35,000
Box Office & Programs
$
2,500
Payroll Taxes
$
50,000
Equity Pension, Health Insurance
$
25,000
Contingency
$
150,000
MARKETING & ADMINISTRATION SUBTOTAL

$ 337,500.00
PRE-OPENING AND RUNNING OPERATION BUDGET TOTAL FOR 32 SHOWS:
(NON-BROADWAY STAGE)

$1,307,500.00
MUSICAL PRODUCTION ASSETS ? 32 SHOWS (4 WEEKS)
TICKET SALES (650 SEAT THEATER) @ 75% CAPACITY
$
$1,560,000.00
CONSUMER PRODUCTS (Musical Recordings and Apparel)
$
$160,000
TOTAL ASSETS FOR ONE MUSICAL (32 SHOWS)
$
$1,880,000
TOTAL ESTIMATED PROFIT FOR 32 SHOWS
$
$572,500.00

?

OPENING NIGHT ENTERPRISES LIMITED LIABILITY COMPANY




Subscription Instructions

Please follow these instructions to subscribe to membership interests in OPENING NIGHT ENTERPRISES LIMITED LIABILITY
COMPANY (N.B. all subscriptions are subject to acceptance by the Managers.)

TWO ITEMS:

1.	This Subscription Agreement signature package, by which
you also execute and agree to the Operating Agreement.

	a.	Review carefully, and sign, complete and return the
LIMITED LIABILITY MEMBER SIGNATURE PAGE (page 2). Remember to complete either the Individuals section or the Entities section when filling out. If two individuals are signing together (for instance, as a married couple) on the same line to indicate a joint investment, please provide only one social security number, email address, telephone number, etc.
(You may still include two signatures and names.)

	b.	Execute and return the Subscription Agreement
signature page (page 9). Remember to include either the Member Name for either the Individuals or Entities line.

2.	Bank wire in the amount of your investment ? see
instructions below.
?	Account Name:		Opening Night Enterprises, Limited
Liability Company
?	Account Number:
?	ABA/Routing Number:
?	Bank?s Name:
?	Swift Code:  	.

Please note: you do not need to sign the operating agreement.

LIMITED LIABILITY COMPANY MEMBER SIGNATURE PAGE

FOR MEMBERS

AUTHORIZING IMMEDIATE USE
AND NOT WAIVING RIGHT OF REFUND

THE FOLLOWING SIGNS THE OPENING NIGHT ENTERPRISES LIMITED LIABILITY COMPANY OPERATING AGREEMENT AS A MEMBER AND AGREES THAT THEIR CAPITAL CONTRIBUTION MAY BE USED FORTHWITH BY THE MANAGERS FOR LEGITIMATE COMPANY PURPOSES (SPECIFICALLY PRE-PRODUCTION AND PRODUCTION EXPENSES, IF APPLICABLE, WITH RESPECT TO THE SERIES AND STAGE PRODUCTIONS) PRIOR TO THE MINIMUM CAPITALIZATION HAVING BEING CONTRIBUTED TO THE COMPANY. THE UNDERSIGNED DOES NOT WAIVE THEIR RIGHT OF REFUND OF ANY PORTION OF SUCH CONTRIBUTION EXPENDED FOR SUCH PURPOSES IN THE EVENT THE OFFERING IS ABANDONED PRIOR TO FULL CAPITALIZATION OF THE COMPANY. SUCH REFUND IS CONTINGENT UPON THE FINANCIAL ABILITY OF THE COMPANY TO MEET THIS OBLIGATION BASED ON (THE MEMBER?S PRO-RATA ENTITLEMENT TO) UNUSED PORTIONS, IF ANY, LEFT OF CONTRIBUTED FUNDS.

MEMBER:						AMOUNT CONTRIBUTED:



__________________________________		US $
____________________________
Please affix your signature here


__________________________________
Telephone Number 					Email Address


COMPLETE EITHER  INDIVIDUALS  OR  ENTITIES  DIRECTLY BELOW

INDIVIDUALS


	Member Name  						Residence Address


	Social Security Number					Residence Address (cont?d.)


ENTITIES


	Member Name    						Business Address

	Name and Title of Signatory


	Federal Tax I.D. Number					Business Address (cont?d.)

	THE MEMBERSHIP INTERESTS WHICH ARE THE SUBJECT OF THIS AGREEMENT ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE ACT ), OR ANY STATE SECURITIES LAWS. THEY
MAY BE ACQUIRED ONLY FOR THE PURCHASER'S OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THEY MAY NOT BE MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, OR OTHERWISE
DISPOSED OF OR TRANSFERRED WITHOUT THE WRITTEN APPROVAL OF
THE MANAGERS. RESALE OR TRANSFER OF THESE MEMBERSHIP
INTERESTS IS RESTRICTED AND-THE MANAGERS SHALL HAVE NO OBLIGATION TO CONSENT TO ANY SALE, TRANSFER OR ASSIGNMENT NOR TO REGISTER THE MEMBERSHIP INTERESTS UNDER THE ACT OR THE
LAWS OF ANY STATE.

OPENING NIGHT ENTERPRISES LIMITED LIABILITY COMPANY.
SUBSCRIPTION AGREEMENT

1.		 Subscription.

(a)	 I hereby subscribe for and agree to purchase the
Membership Interests in Opening Night Enterprises
Limited Liability Company, a California limited liability Company (the Company ), on such terms and conditions as set forth in this Subscription
Agreement and in the Operating Agreement of the Company (the Operating Agreement ). Membership
Interests are being sold in minimum investment units of $5,000. I agree to execute a wire transfer in the amount stated on the signature page below as and for my contribution to the capital of the Company.

(b)	I understand that the proceeds of my investment
will be returned to me if my subscription is not accepted.

(c)	If the offering is withdrawn or terminated prior to
the Company?s ability to earn revenues, because I have agreed to immediate use, I shall only be entitled to a portion of the Company?s capitalization still on account, that is, not already accepted. Such portion shall be the pro-rata percentage of remaining funds determined by that portion of total investment consisting of my
Membership Interest contribution.

2.		Representations and Warranties.

	I hereby represent and warrant to the Managers and the Company as follows, with full knowledge that all such parties intend to rely on said representations and warranties:

(a)	I hereby acknowledge and understand that the
transaction is not registered under the Act.

(b)	I am a bona fide resident of the state set forth on
the signature page hereof; the address set forth is my true and correct residence address; and I am legally empowered to enter into binding contracts pursuant to the laws of such state.

(c)	I am at least 21 years of age and am acquiring
Membership Interests in good faith solely for my own personal account, for investment purposes only, and not with a view to or for the resale, or the distribution, subdivision or fractionalization thereof.

(d)	I have carefully read and understand this
Subscription Agreement and the Operating Agreement, and I understand that (i) the Membership Interests are speculative investments which involve a high degree of risk of loss, and that purchasers of such interests may well lose all or a substantial part of their investment; and (ii) there are substantial restrictions on the transferability of, and there will be no public market for the interests in the Company, and accordingly, it may not be possible for me to liquidate my interests or for the Company to liquidate its assets in case of emergency or otherwise.

(e)	I agree that I will not sell or offer to sell or
transfer my Member's interest or any part thereof without the prior written consent of the Managers, which may be withheld for any reason.

(f)	I have knowledge and experience in financial and
business matters involving investments in entities similar to the Company, and I am capable of evaluating the merits and risks of investing in the Company.

(g)	I acknowledge that the Managers have offered me
access to all available information concerning the Company and the offering and that any requests for such information have been fully complied with by the Manager. I acknowledge that any budgets, running costs and/or recoupment schedules provided are estimates only, and that the Managers reserve the right to revise the said estimates and make no representation with respect to the final cost of any items, services or productions, or long it will take in order to recoup a Member?s contribution, if ever. Forward looking statements and predictions may not be relied upon.

(h)	In making my investment decision, I have relied
solely upon independent investigations made by me or my representative(s), including my own professional tax, legal, financial and other advisors, and understand that the tax consequences to me of my investment will depend in part on my individual circumstances. I am not relying on the Company or the Managers with respect to individual and Company tax and other economic considerations involved in this investment.

(i)	No representations or warranties, other than as set
forth in the Operating Agreement and in this Subscription Agreement have been made to me by the Company, the Manager, or any officer, employee, agent or affiliate of the Manager.

(j)	I am aware that the Managers and/or their
principals or affiliated entities are presently, and may in the future be, engaged in businesses which are competitive with that of the Company, and I agree and consent to such activities, even though there are conflicts of interest inherent therein. I hereby acknowledge that the Managers and their principals and affiliates may now or hereafter engage in businesses which provide goods and/or services to the Company, for which it will be entitled to separate compensation, in which neither the Company nor the Members shall share, and I expressly consent to such activities.

(k) 	I presently have sufficient cash readily available
to me to satisfy all of my current cash
requirements and possible contingent liabilities, and I reasonably anticipate that I will have sufficient cash readily available to me to satisfy all of my future cash requirements and possible contingent liabilities for the foreseeable future.

(l)	I have no investments or contingent liabilities,
and am aware of no other circumstances, which I reasonably anticipate might cause the need for sudden cash requirements in excess of the cash readily available to me.

(m)	I will suffer no material adverse change in my
financial condition if I lose my entire investment in the Company. I AM PRESENTLY CAPABLE OF BEARING
THE SUBSTANTIAL ECONOMIC RISKS OF INVESTMENT IN THE
COMPANY, INCLUDING THE POSSIBLE TOTAL LOSS OF MY
CAPITAL CONTRIBUTION, I REASONABLY ANTICIPATE THAT
I WILL CONTINUE TO BE CAPABLE OF BEARING THOSE
RISKS, AND I AM AWARE OF NO ADDITIONAL INFORMATION
THAT WOULD ADVERSELY AFFECT MY SUITABILITY AS A
MEMBER IN THE COMPANY.

(n)	If I am a corporation, partnership, trust or other
entity, I am duly formed and validly existing under applicable state laws and have full power and authority to invest in the Company, and I have not been formed solely for the purpose of purchasing
Membership Interests in the Company (unless the
Managers have consented to same, in writing). The person signing this Subscription Agreement has been duly authorized to do so on behalf of the entity.

(o)	I agree to notify the Managers of any adverse
changes which may occur prior to my admission to the Company.


3.		Subscription Irrevocable by Subscriber but Subject to
Acceptance or Rejection by 	Manager

(a)	This Subscription Agreement is not, and shall not
be, revocable by me. I intend to be legally bound by this Subscription Agreement.

(b)	The Managers, in their sole discretion, have the
right to accept or reject this subscription, in whole or in part.

(c)	On acceptance of this subscription by the Managers
of the Company, I shall become a Member in the Company and bound by the Operating Agreement, and I shall not have the right to withdraw my capital contribution.


4.		Offers and Sales in States.

		I understand that the offering to which I am subscribing hereunder has not been reviewed by the regulatory agencies of any states in which it is being offered and the Membership Interests being offered hereunder are being made on reliance of exemptions from registration requirements of the Securities Act of 1933 or applicable state securities laws.


5.	Power of Attorney

	To facilitate my admission as a Member in the Company and to facilitate the operation of the Company and the conduct of its affairs:

	I hereby irrevocably make, constitute and appoint the Managers of the Company, and each of their respective principals and/or officers, with full power of substitution, as my true and lawful attorneys-in-fact and in my name, place and stead to make, execute, sign, acknowledge, publish and file on behalf of me and on behalf of the Company, the following items (a) through
(e) provided that, in each case, any such documents and/or instruments shall not lessen or derogate from my interests under the Operating Agreement and provided such documents and/or interests are not in conflict with, or violation of, the Operating Agreement or any term or provision thereof:

	(a)	 the Operating Agreement and any amendments or
modifications thereto made in 	accordance with the
terms thereof;

	(b)	any Articles of Organization and any amendments or
modifications thereto made 	in accordance with the
terms thereof as required under the laws of the State of California;

	(c) 	all papers which may be necessary or desirable to
qualify the Company in any 	other state or county;

(d)		all papers which may be required to effectuate the
dissolution of the Company after 	its termination; and

(e)		all such other instruments, documents and
certificates which may from time to time 	be required
or permitted by the laws of the United States, any
states, or any 	political subdivision of any of the
foregoing, to effectuate, implement, continue and
	defend the valid and subsisting existence, rights
and property of the Company as 	a limited liability
company and its power to carry out its purposes as set
forth in the 	Operating Agreement.

	This power of attorney shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Members will be relying on the power of the Managers, including each officer thereof, to act on behalf of the Company as contemplated by the Operating Agreement. It shall survive and not be affected by my death, bankruptcy, disability or dissolution; may be exercised by the Managers or any constituent thereof or the aforesaid officers by executing, as attorney-in-fact for me, an instrument listing me as a Member; and shall survive the delivery of my assignment or transfer of any portion of my interest in the Company.

	I hereby agree to be bound by all of the representations of the Managers as my attorney-in-fact and waive any and all defenses which may be available to me to consent, negate or disaffirm this power of attorney, and hereby ratify and confirm all acts which said attorney-in-fact may take as attorney-in-fact hereunder in all respects as though performed by me.


6.		Agreement to Indemnify and Hold Harmless

	If I breach any agreement, representation or warranty I have made in this Subscription Agreement or any other document furnished by me in connection with my purchase of interests in the Company, I agree to indemnify and hold harmless the Company and the Managers and each of the persons constituting them, together with its officers, directors, agents and employees, from and against any claim, liability, loss, damage or expense (including attorneys' fees and other costs or investigation and litigating claims) directly caused by and resulting from my breach.


7.	Miscellaneous

	This Subscription Agreement is not transferable or assignable by me. If I am more than one person, all my obligations shall be joint and several and the representations, warranties, and agreements herein contained shall be deemed to be made by and be binding upon me and each such other person and that my and that such other person's respective heirs, executors, and administrators, successors, and permitted assigns.
Capitalized and other terms used but not otherwise defined shall have the meanings ascribed to them in the Operating
Agreement.  Captions and titles are for convenience only.
Persons shall refer to natural persons or other legal entities, as the context requires. Pronouns and variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the context may require. This
Subscription Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and fully performed in said
State, without regard to the principle of conflict of laws.

CERTIFICATION

The undersigned certifies that the information being furnished is complete and accurate and may be relied upon to determine whether offers and sales of unregistered privately placed investments may be directed to the undersigned.

	IN WITNESS WHEREOF, the undersigned party hereunto sets its hand and seal on this _______ day of ____________, 2017.


SUBSCRIBER:					AMOUNT CONTRIBUTED:



__________________________________		US $
____________________________
Please affix your signature here


COMPLETE EITHER  INDIVIDUALS  OR  ENTITIES  DIRECTLY BELOW

INDIVIDUALS 	ENTITIES



	_________________________
	_______________________
__
	Member Name:    						Member Name:


SUBSCRIPTION ACCEPTANCE BY THE MANAGERS:


	Date:
	_______________________


	MANAGER:

	CHARLES JONES II ENTERPRISES




	By: __________________________________
		Charles Jones II, Authorized Signatory